SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                          FORM 8-K



                      CURRENT REPORT
           Pursuant to section 13 of 15(d) of the Securities
                    Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                       March 15, 2000


                   Network Six, Inc.
   (Exact name of registrant as specified in its charter)

               Commission File No. 0-21038

    Rhode Island                         05-036-6090
(State or other jurisdiction of       (I.R.S. Employer
                                      Identification No.)
  incorporation or organization)


         475 Kilvert Street, Warwick, Rhode Island  02886
  (Address of principal executive offices, including zip code)

                      (401) 732-9000
      (Registrant's telephone number, including area code)

Item 5. Other Events

           The March 15, 2000 Press Release of the Registrant attached hereto as EXHIBIT 99 is incorporated herein by reference.

Item 7 (c)    Exhibits

99   Press Release, dated March 15, 2000, of Network Six, Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               Network Six, Inc.
                            -----------------------
                               (Registrant)

Date:  March 15, 2000              By: /s/ James J. Ferry
                                   James J. Ferry
                                   Vice President, Finance/Administration and
                                   Chief Financial Officer

Network Six, Inc.
Current Report on Form 8-K
Dated March 15, 2000

Exhibit Index

Exhibit
   No.                                        Exhibits

99 Press Release dated March 15, 2000
                                             EXHIBIT 99

NETWORK SIX ANNOUNCES BOARD CHANGES

Kenneth C. Kirsch, President and CEO
Or
James J. Ferry,
Vice President of Finance & Administration, CFO and Treasurer
March 15, 2000

WARWICK, RI: Network Six, Inc. (NASDAQ: NWSS) announced that three non-employee Directors of the Board resigned effective yesterday. The three, Ralph Cote, Nicholas Supron and Peter Wallace, all cited personal reasons as well as philosophical differences with the Company's Chairman, President and CEO, Kenneth C. Kirsch. None of them expressed any disagreement with any policy of the Company or the Board of Directors or submitted any objection to any action of the Company or the Board. Kirsch commented: "I thank Messrs. Cote, Supron and Wallace, who comprised a special Board committee formed to focus on the strategic direction of the Company, for their many hours of service."

Kirsch added, "I am pleased to announce that Donna J. Guido, Vice President of Information Systems, and Henry N. Huta, President/CEO of BIW Tamaqua Cables have been elected to the Board of Directors. Mrs. Guido joined the Company in 1986 and has been in her current position for 4 years. She has overseen many system development projects and has been a tremendous asset to our Company. Prior to working at Network Six, Mrs. Guido worked at Blue Cross of Rhode Island. Mr. Huta, a Certified Public Accountant, is President of BIW Tamaqua Cables, a member of Draka Holdings, NV, a public company on the Netherlands Stock Exchange. He has a diverse international business career including assignments as President of BTR Thermal Sensors and Controls, President and CEO of Wahlco Environmental and Group Vice President at Ducommum, Inc. Mr. Huta also serves on the Advisory Committee of Hamilton Technology Investors, a San Diego, CA based venture capital fund. I believe that both Mrs. Guido and Mr. Huta will add substantial value to the Board as the Company continues its transformation into the e-commerce world."

Network Six is a full service provider of information technology solutions that enable its customers to operate more efficiently and effectively. Network Six's services include e-commerce planning and implementation, technology consulting, applications development and support and network design and implementation. Network Six's stock is traded on the NASDAQ SmallCap Market under the symbol NWSS. Its website is http://www.networksix.com.

This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the company's forthcoming 10K for December 31, 1999 or 10Q's for March 31, 1999, June 30, 1999 or September 30, 1999 for more discussion and information.